UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Thrivent Mutual Funds

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THRIVENT HIGH YIELD FUND II

a series of

THRIVENT MUTUAL FUNDS

625 Fourth Avenue South

Minneapolis, Minnesota 55415

May 1, 2006

Dear Shareholder:

As a shareholder of Thrivent High Yield Fund II (the “Fund”), a series of Thrivent Mutual Funds (the “Trust”), you are invited to vote on a proposed change in the Fund’s investment objective. This proposal will be voted on at a special meeting of shareholders to be held on June 23, 2006. Before the special meeting, I would like to ask for your vote on this important proposal affecting the Fund, as described in the accompanying proxy statement.

If shareholders approve this proposal, the name of the Fund will be changed to “Thrivent Diversified Income Plus Fund,” and the investment objective of the Fund will change from:

Thrivent High Yield Fund II seeks high current income and secondarily capital growth by investing primarily in a diversified portfolio of high-risk, high-yield bonds commonly referred to as “junk bonds.” The Fund actively seeks to achieve the secondary objective of capital growth to the extent it is consistent with the primary objective of high current income.

to:

Thrivent Diversified Income Plus Fund seeks to maximize income while maintaining prospects for capital appreciation by investing primarily in a diversified portfolio of income-producing securities.

The change in investment objective upon which you are being asked to vote is part of a larger group of changes which the Trust’s board of trustees has approved for the Fund. Although you are not asked to vote on the other changes, these other changes also are described in the proxy statement so that you can place the proposed change upon which you are asked to vote into context. The other changes will not be implemented unless shareholders approve the proposed change to the Fund’s investment objective.

The board’s reasons for approving these changes, and for recommending your approval of the change in investment objective on which you are asked to vote, are described in detail in the accompanying proxy statement. In summary, the Fund is very similar in all material respects to Thrivent High Yield Fund, another series of the Trust, but the Fund is relatively smaller in size and in shareholder base. Thrivent Asset Management, LLC (“Thrivent Asset Mgt.”), the Fund’s investment adviser, and the Trust’s board of trustees believe that the Fund has very limited potential for growth in its present form and in competition with Thrivent High Yield Fund, and that it is of marginal long-term viability. They also believe that converting the Fund into Thrivent Diversified Income Plus Fund would present significantly better opportunities for growth of assets and that, if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management. For these and the other reasons described in the proxy statement, the board of trustees unanimously recommends that you vote “FOR” the proposal, which is presented in the proxy statement, to change the investment objective of Thrivent High Yield Fund II.

In considering your vote, please note that the Fund’s investment advisory fee and other service provider fees, voluntary fee waivers, 12b-1 and shareholder service fees, and front-end and deferred sales charges all will remain unchanged if the proposed change in investment objective is approved and implemented. In addition, your rights as a shareholder of the Fund will not change, including your right to exchange shares of the Fund for shares of other funds of the Trust as described in the Fund’s current prospectuses.

Your vote is extremely important. You can vote quickly and easily by toll-free telephone call, by internet or by mail by following the instructions that appear on your proxy card. Whether or not you expect to be present at the special meeting, please help us to avoid the cost of a follow-up mailing by voting as soon as possible. If you have any questions about the proxy card, please call Computershare, the company retained by Thrivent Asset Mgt. to coordinate proxy solicitation and voting, at 866-295-5007.

NOTE: You may receive more than one proxy package if you hold shares in more than one account. You must return separate proxy cards for separate holdings. Please read the entire proxy statement carefully before you vote.

Thank you for taking this matter seriously and participating in this important process.

Sincerely,

/s/ PAMELA J. MORET
Pamela J. Moret
President

IMPORTANT SHAREHOLDER INFORMATION

Within This Package You Will Find the Following:

•	Proxy statement describing the proposed change in Thrivent High Yield Fund II’s (the “Fund”) investment objective

•	Important Notice Regarding Change in Investment Policy

•	Proxy card

•	Business reply envelope

The board of trustees of Thrivent Mutual Funds (the “Trust”) has unanimously approved the proposed change in the Fund’s investment objective and recommends that you vote in favor of the proposal. The following questions and answers provide a brief overview of the proposal. The board of trustees encourages you to read the full text of the enclosed proxy statement carefully.

What am I being asked to vote on at the upcoming special meeting of shareholders to be held on June 23, 2006?

Shareholders of the Fund are being asked to consider and approve a proposed change in the Fund’s investment objective from:

Thrivent High Yield Fund II seeks high current income and secondarily capital growth by investing primarily in a diversified portfolio of high-risk, high-yield bonds commonly referred to as “junk bonds.” The Fund actively seeks to achieve the secondary objective of capital growth to the extent it is consistent with the primary objective of high current income.

to:

Thrivent Diversified Income Plus Fund seeks to maximize income while maintaining prospects for capital appreciation by investing primarily in a diversified portfolio of income-producing securities.

If shareholders approve this change, what other changes will take place in the Fund?

The change in investment objective that you are voting on is part of a larger group of changes which the Trust’s board of trustees has approved for the Fund. Although shareholders are not asked to vote on the other changes, these other changes also are described in the proxy statement so that you can place the proposed change upon which you are voting in context.

If shareholders approve the proposed change in investment objective and the other board-approved changes are implemented, the name of the Fund will be changed to “Thrivent Diversified Income Plus Fund,” and the Fund’s investment strategies also will change. As described in greater detail in the proxy statement, in seeking to achieve its new investment objective, the Fund will, under normal market conditions, invest in a diversified portfolio of debt and equity securities. Currently, the Fund invests at least 80% of its net assets in high-yield, high-risk bonds, notes, debentures, and other debt obligations or preferred stocks. If the change in investment objective is approved by shareholders, the Fund no longer will have a policy of investing at least 80% of the Fund’s net assets in these types of high-yield debt securities and preferred stocks, although it may continue to make such investments.

If shareholders do not approve the change in investment objective, will these other changes to the Fund be implemented?

No.

Why has the board of trustees approved these changes and recommended that I vote in favor of the change upon which I am being asked to vote?

The Fund is very similar in all material respects to Thrivent High Yield Fund, another series of the Trust, but the Fund is relatively smaller in size and in shareholder base. Thrivent Asset Management, LLC (“Thrivent Asset Mgt.”), the Fund’s investment adviser, and the Trust’s board of trustees believe that the Fund has very limited potential for growth in its present form and in competition with Thrivent High Yield Fund, and that it is of marginal long-term viability. They also believe that converting the Fund into Thrivent Diversified Income Plus Fund would present significantly better opportunities for growth of assets and that, if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management.

The board of trustees considered several other factors as well. These are discussed in the proxy statement under the heading “Proposal to Change the Fund’s Investment Objective – Thrivent Asset Mgt.’s Recommendation and Board of Trustees’ Action.” The board encourages you to review this section of the proxy statement for a more complete understanding of the factors it considered.

If the proposed changes are implemented, how will the risk/reward profile of the Fund change?

Thrivent Asset Mgt. and the board of trustees believe that the proposed changes in the Fund’s investment objective and principal strategies likely will reduce the Fund’s volatility and will not change the Fund’s principal investment risks, except to add real estate industry and real estate investment trust “(REIT)” risk, as discussed in greater detail in the proxy statement. However, Thrivent Asset Mgt. and the board believe that the addition of this new principal risk will be more than offset by the reduction in risk resulting from the fact that the Fund will no longer invest at least 80% of its net assets in high-risk, high-yield bonds, commonly referred to as “junk bonds.” Thrivent Asset Mgt. and the board also expect that these changes will generate a higher total return and greater probability of preserving principal, but with a lower net yield.

What are some of the anticipated benefits of the proposed changes?

Thrivent Diversified Income Plus Fund will be designed as a well-diversified, income-generating portfolio that provides relative stability and the potential for modest principal growth over time. Thrivent Asset Mgt. expects that Thrivent Diversified Income Plus Fund will generate a lower yield than the Fund, but with a higher expected total return, lower standard deviation (a measure of risk), and greater probability of preserving principal than would be expected with the Fund’s pure high yield style. Thrivent Asset Mgt. and the board of trustees also believe that the proposed investment style will present significantly better opportunities for growth of assets and that, if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management.

Did the board of trustees consider any alternatives to converting the Fund into Thrivent Diversified Income Plus Fund?

Yes. The board considered the possibilities of simply ignoring the redundancy with Thrivent High Yield Fund and allowing the Fund to continue to operate with reduced efficiencies of scale or of merging the Fund into Thrivent High Yield Fund or another fund. However, the board of trustees believes that the Fund has very limited potential for growth in its present form and in competition with Thrivent High Yield Fund, and that the Fund is of marginal long-term viability. In addition, the board anticipates that the costs of merging the Fund with Thrivent High Yield Fund or with another fund would be disproportionate to the potential benefits of merger.

Who will bear the costs associated with the special meeting?

Thrivent Asset Mgt. will pay all costs of solicitation, including the cost of preparing and mailing the notice of the special meeting and this proxy statement.

Will there be any changes in the fees and expenses borne by the Fund and its shareholders, or in shareholders’ rights?

No changes in the fees and expenses borne by the Fund or by its shareholders will result from the proposed changes. Specifically, the Fund’s investment advisory fee and other service provider fees, voluntary fee waivers, 12b-1 and shareholder service fees, and front-end and deferred sales charges all will remain unchanged. In addition, shareholders’ rights as shareholders of the Fund will not change, including their right to exchange shares of the Fund for shares of other funds of the Trust as described in the Fund’s current prospectuses.

If shareholders approve the proposal they are voting on, when will the changes to the Fund take effect?

It is anticipated that the changes would take effect on or about June 30, 2006, if shareholders approve the proposal.

When should I vote?

We would like to receive your vote as soon as possible. You may cast your vote:

By Phone: Please see the voting instructions on your proxy card. Call the toll-free number listed and follow the recorded instructions.

By the Internet: Visit the website listed on your proxy card. Once there, please follow the instructions on your proxy or voting instruction card.

By Mail: The proxy cards must be marked with your vote and returned in the business reply envelope included in this package.

Please read the full text of the enclosed proxy statement for further information. If you have questions, please call Computershare, the company retained by Thrivent Asset Mgt. to coordinate proxy solicitation and voting, at 866-295-5007.

THRIVENT HIGH YIELD FUND II

a series of

THRIVENT MUTUAL FUNDS

625 Fourth Avenue South

Minneapolis, Minnesota 55415

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On June 23, 2006

NOTICE IS HEREBY GIVEN THAT a Special Meeting of Shareholders of Thrivent High Yield Fund II (the “Fund”) will be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota on June 23, 2006 at 10:30 a.m. Central Time for the following purposes:

(1) For shareholders of the Fund to approve a change in the Fund’s investment objective; and

(2) To consider and act upon any matter incidental to the foregoing and to transact such other business as may properly come before the special meeting and all adjournments thereof.

The board of trustees of Thrivent Mutual Funds unanimously recommends approval of the proposal to change the Fund’s investment objective.

The board of trustees has fixed the close of business on April 24, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and all adjournments.

Dated: May 1, 2006

By Order of the Board of Trustees

/s/ JAMES M. ODLAND
James M. Odland
Secretary

YOUR VOTE IS IMPORTANT

You can help Thrivent Asset Management, LLC, the Fund’s investment adviser, avoid the necessity and expense of sending follow-up letters by promptly returning the enclosed proxy card. Regardless of whether you plan to be present in person at the special meeting, please mark, date, sign and return the enclosed proxy card. The enclosed envelope requires no postage if mailed in the United States. You also may vote by telephone or the internet by following the instructions on the enclosed proxy card.

PROXY STATEMENT

Dated May 1, 2006

THRIVENT HIGH YIELD FUND II

a series of

THRIVENT MUTUAL FUNDS

625 Fourth Avenue South

Minneapolis, Minnesota 55415

(800) 847-4836

INTRODUCTION

This proxy statement is being furnished to shareholders of Thrivent High Yield Fund II (the “Fund”), a separate series of Thrivent Mutual Funds (the “Trust”), in connection with the solicitation of proxies by the Trust’s board of trustees for use at the Special Meeting of Shareholders of the Fund to be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota on June 23, 2006 at 10:30 a.m. Central Time, and any adjournments thereof. This proxy statement and the accompanying proxy card are being first mailed to shareholders on or about May 1, 2006.

The purpose of the special meeting is for shareholders to consider and act upon a proposed change in the Fund’s investment objective from:

Thrivent High Yield Fund II seeks high current income and secondarily capital growth by investing primarily in a diversified portfolio of high-risk, high-yield bonds commonly referred to as “junk bonds.” The Fund actively seeks to achieve the secondary objective of capital growth to the extent it is consistent with the primary objective of high current income.

to:

Thrivent Diversified Income Plus Fund seeks to maximize income while maintaining prospects for capital appreciation by investing primarily in a diversified portfolio of income-producing securities.

The change in investment objective upon which shareholders are being asked to vote is part of a larger group of changes which the Trust’s board of trustees has approved for the Fund. Although shareholders are not asked to vote on the other changes, these other changes also are described in this proxy statement so that shareholders can place the proposed change upon which they are voting in context. The other changes will not be implemented unless shareholders approve the proposed change in the Fund’s investment objective.

If shareholders approve the proposed change in investment objective and the other board-approved changes described herein are implemented, the name of the Fund will be changed to “Thrivent Diversified Income Plus Fund,” and the Fund’s investment strategies also will change. As described in greater detail in this proxy statement, in seeking to achieve its new investment objective, the Fund will, under normal market conditions, invest in a diversified portfolio of income-producing securities. Currently, the Fund invests at least 80% of its net assets in high-yield, high-risk bonds, notes, debentures, and other debt obligations or preferred stocks. If the change in investment objective is approved by shareholders, the Fund no longer will have a policy of investing at least 80% of the Fund’s net assets in these types of high-yield debt securities and preferred stocks, although it may continue to make such investments.

In order for the special meeting to go forward, there must be a quorum. This means that at least one-third of the Fund’s shares outstanding and entitled to vote must be represented at the special meeting in person or by proxy. All returned proxies will count toward a quorum, regardless of how they are voted. Thus, an abstention will be counted as shares present at the special meeting in determining whether a quorum is present, and also will be counted in determining how many votes were cast at the special meeting. Abstentions have the same effect as votes cast against the proposal. Broker non-votes will be counted as shares present at the special meeting in determining whether a quorum is present, but they will not be counted in determining how many votes were cast at the special meeting. (Broker non-votes are shares for which the underlying owner has not voted, and the broker holding the shares on behalf of the underlying owner does not have discretionary authority to vote on the particular matter.)

If a quorum is not obtained or if sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the special meeting to permit further solicitation of proxies. In determining whether to adjourn the special meeting, the following factors may be considered: the percentage of votes actually cast; the percentage of negative votes actually cast; the nature of any further solicitation; and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require a vote in favor of the adjournment by the holders of a majority of the shares present at the special meeting in person or by proxy. Abstentions and broker non-votes will not be voted with respect to any proposed adjournments, but abstentions will be counted in determining how many votes were cast with respect to adjournment.

You can revoke your proxy at any time up until voting results are announced at the special meeting. You can do this by giving written notice of revocation to an officer of the Trust, returning to an officer of the Trust a properly executed, later dated proxy card, voting later by telephone or internet, or attending the special meeting, requesting return of any previously delivered proxy card(s) and voting in person. If you return an executed proxy card without instructions, your shares will be voted “FOR” the proposal.

Thrivent Asset Management, LLC (“Thrivent Asset Mgt.”), the Fund’s investment adviser, will pay all costs of solicitation, including the cost of preparing and mailing the notice of special meeting of shareholders and this proxy statement. Representatives of Thrivent Asset Mgt. may solicit proxies by means of mail, telephone, personal calls, or electronic means (such as e-mail), all without cost to the Fund. Thrivent Asset Mgt. has engaged Computershare to solicit shareholder votes by telephone. Thrivent Asset Mgt. will pay Computershare’s fees and expenses, which are anticipated to range between approximately $45,000 and $60,000.

Only Fund shareholders of record on April 24, 2006, may vote at the special meeting or any adjournment of the special meeting. On that date, the Fund had 19,047,942.597 shares issued and outstanding. Each shareholder is entitled to one vote for each share owned on the record date. The proposal to be presented at the special meeting will not entitle any shareholder to cumulative voting or appraisal rights.

We do not know of any other business to be brought before the special meeting. However, if any other matters do arise, the persons named as proxies will vote on these matters according to their best judgment.

THE FUND’S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE AT NO COST ON THRIVENT’S WEBSITE, WWW.THRIVENT.COM, OR BY WRITING TO THRIVENT MUTUAL FUNDS, 625 FOURTH AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55415 OR CALLING (800) 847-4836.

Please be sure to read the entire proxy statement before casting your vote. If you need help voting your proxy, you may call Computershare at 866-295-5007.

PROPOSAL TO CHANGE THE FUND’S INVESTMENT OBJECTIVE

Background

The Fund is an open-end management investment company (i.e., a mutual fund) which is registered under the Investment Company Act of 1940 (the “Act”). Under the Act and related regulations, a mutual fund must disclose its investment objective in its registration statement filed with the Securities and Exchange Commission (the “SEC”). The Fund’s investment objective currently is:

Thrivent High Yield Fund II seeks high current income and secondarily capital growth by investing primarily in a diversified portfolio of high-risk, high-yield bonds commonly referred to as “junk bonds.” The Fund actively seeks to achieve the secondary objective of capital growth to the extent it is consistent with the primary objective of high current income.

This investment objective currently has been described in the prospectuses as a “non-fundamental” investment policy, which means that, under the Act, the Fund’s investment objective may be changed by the board of trustees at any time with advance notice to shareholders. No shareholder vote is required to change the Fund’s investment objective. However, in light of the nature of the proposed change in the Fund’s investment objective, Thrivent Asset Mgt. and the board of trustees have determined to proceed with the proposed change in investment objective only if it is approved by a majority of the Fund’s shareholders, as described below. If approved by shareholders, the Fund’s investment objective would be:

Thrivent Diversified Income Plus Fund seeks to maximize income while maintaining prospects for capital appreciation by investing primarily in a diversified portfolio of income-producing securities.

If approved, the new investment objective also will be “non-fundamental,” meaning that the new investment objective may be changed by the board of trustees in the future without any requirement for another shareholder vote.

Thrivent Asset Mgt.’s Recommendation and Board of Trustees’ Action

At a meeting of the Trust’s board of trustees held on February 28, 2006, Thrivent Asset Mgt. presented a series of recommended changes to the Fund. Taken together, these changes would have the effect of converting the Fund from one which invests at least 80% of its assets in certain high-yield investments to one which invests in a diversified portfolio of income-producing securities. These changes are described more fully in the following section.

In support of its recommendation, Thrivent Asset Mgt. presented information indicating that the Fund is very similar in all material respects to Thrivent High Yield Fund, another series of the Trust, but that the Fund is relatively smaller in size and in shareholder base as compared to Thrivent High Yield Fund. At October 31, 2005, the Fund had 13,677 shareholders and $132.6 million in total net assets, as compared to 53,942 shareholders and $601.6 million in total net assets for Thrivent High Yield Fund. Thrivent Asset Mgt. also noted that the Fund experienced net outflows in 2005 of 14%, as compared to only 9% for Thrivent High Yield Fund in the same period. Thrivent Asset Mgt. believes that the Fund has very limited potential for growth in its present form and in competition with Thrivent High Yield Fund, and that it is of marginal long-term viability.

Accordingly, Thrivent Asset Mgt. recommended that the Fund be converted into Thrivent Diversified Income Plus Fund. Thrivent Asset Mgt. indicated that this type of fund is gaining popularity among investors and many have expressed a desire for investment strategies designed to generate current income. Thrivent Asset Mgt. believes that converting the Fund into Thrivent Diversified Income Plus Fund would present significantly better opportunities for growth of assets and that, if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management.

After extensively discussing Thrivent Asset Mgt.’s recommended changes to the Fund, the board of trustees unanimously approved the proposed changes. In approving the changes, the board took the following factors into account, among others:

•	Based on the information presented by Thrivent Asset Mgt., the board believes that the Fund has very limited potential for growth in its present form, and that it is of marginal long-term viability. It also believes that converting the Fund into Thrivent Diversified Income Plus Fund would present significantly better opportunities for growth in assets. The board believes that if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management.

•	The board considered that the Thrivent Diversified Income Plus Fund will be designed as a well-diversified, income-generating portfolio that provides relative stability and the potential for modest principal growth over time. Thrivent Diversified Income Plus Fund would have a lower yield, but with a higher expected total return and lower standard deviation (a measure of risk) than would be expected with a pure high yield style.

•	The board considered the investment risks and rewards associated with the Fund’s current investment objective and strategies as compared with the investment risks and rewards associated with the investment objective and strategies proposed for the Thrivent Diversified Income Plus Fund. Thrivent Asset Mgt. and the board of trustees believe that the proposed changes in the Fund’s investment objective and principal strategies likely will reduce the Fund’s volatility and will not change the Fund’s principal investment risks, except to add real estate industry and real estate investment trust “(REIT)” risk. However, Thrivent Asset Mgt. and the board believe that the addition of this new principal risk will be more than offset by the reduction in risk resulting from the fact that the Fund will no longer invest at least 80% of its net assets in high-risk, high-yield bonds, commonly referred to as “junk bonds.”

•	The board considered the possibilities of simply ignoring the redundancy with Thrivent High Yield Fund and allowing the Fund to continue to operate with reduced efficiencies of scale or of merging the Fund into Thrivent High Yield Fund or another fund. However, the board of trustees believes that the Fund has very limited potential for growth in its present form and in competition with Thrivent High Yield Fund, and that the Fund is of marginal long-term viability.

•

The board also considered the possibility of merging the Fund with Thrivent High Yield Fund or with another fund. However, the board determined that a merger would not be in the best interests of shareholders. First, the board considered that the costs required to merge the Fund with another fund, including the costs of preparing and filing pro forma financial statements in connection with merger proxy materials and the costs of effecting the merger itself, likely would significantly exceed the anticipated cost of converting the Fund to Thrivent Diversified Income Plus Fund. The board estimated that the added costs required to effect a fund merger likely would exceed $200,000. Second, the board believes the creation of Thrivent Diversified Income Plus Fund, which is expected to have a higher return and lower risk than the Fund, is in the best interests of Fund shareholders. Because the Trust does not currently have another fund which is substantially similar to Thrivent Diversified Income Plus

Fund, there is no other fund into which the Fund could merge in order to produce an investment option for Fund shareholders similar to Diversified Income Plus Fund. Finally, the board noted that any shareholder who wishes to take advantage of other investment options within the Trust may do so by electing to transfer at no cost from the Fund to such other fund, as described in the current prospectuses. The board considered that shareholders so electing to transfer from the Fund to another fund may be subject to certain tax consequences.

•	The board recognized that Thrivent Asset Mgt. may benefit from the proposed change in investment objective. To the extent that the Fund grows, as anticipated, and realizes economies of scale, Thrivent Asset Mgt. may spend less in connection with its fee waivers following the change than it does today. While the board recognized that Thrivent Asset Mgt. and its affiliates, as well as Fund shareholders, might benefit from the proposed change, it did not view this as a reason not to approve the change.

•	The board noted that no changes in the fees and expenses borne by the Fund or by its shareholders will result from the proposed changes. Specifically, it noted that the Fund’s investment advisory fee and other service provider fees, voluntary fee waivers, 12b-1 and shareholder service fees, and front-end and deferred sales charges all will remain unchanged. In addition, the board noted that shareholders’ rights as shareholders of the Fund will not change, including their right to exchange shares of the Fund for shares of other funds of the Trust, as described in the Fund’s current prospectuses, and their rights to vote shares of the Fund.

•	The board also considered the fact that a similar high yield product, Thrivent High Yield Fund, is available and that shareholders could choose to transfer from the Fund to Thrivent High Yield Fund. The board also considered that shareholders so electing to transfer from the Fund to Thrivent High Yield Fund may be subject to certain tax consequences.

The board was advised and assisted by counsel to the independent trustees. No single factor or group of factors was deemed to be determinative by the board in approving the proposed changes. Instead, the board based its decision on the totality of the information which it reviewed.

Proposed Changes to the Fund

As discussed above, the Fund’s shareholders are being asked to vote on a proposed change in its investment objective. This section describes the other significant changes to the Fund which the board of trustees has approved, and which are not submitted for shareholder approval. Thrivent Asset Mgt. and the board believe that the proposed changes in the Fund’s investment objective and principal strategies likely will reduce the Fund’s volatility and will not change the Fund’s principal investment risks, except to add real estate industry and real estate investment trust “(REIT)” risk. However, Thrivent Asset Mgt. and the board believe that the addition of this new principal risk will be more than offset by the reduction in risk resulting from the fact that the Fund will no longer invest at least 80% of its net assets in high-risk, high-yield bonds, commonly referred to as “junk bonds.” Thrivent Asset Mgt. and the board also expect that these changes will generate a higher total return and greater probability of preserving principal, but with a lower net yield.

As previously noted, the changes described in this section will not be implemented unless shareholders approve the proposed change in the Fund’s investment objective.

Change of name. The Fund’s name is to be changed from “Thrivent High Yield Fund II” to “Thrivent Diversified Income Plus Fund.”

Change in Principal Strategies. If the change in the Fund’s investment objective is approved, the Fund’s principal strategies also will change. For ease of comparison, the following chart shows the Fund’s current principal strategies next to the proposed principal strategies:

Thrivent High Yield Fund II (current)	Thrivent Diversified Income Plus Fund (proposed)

Under normal circumstances, the Fund invests at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in high-yield high-risk bonds, notes, debentures and other debt obligations or preferred stocks. These securities are commonly known as “junk bonds.” At the time of purchase these securities are rated within or below the “BB” major rating category by Standard & Poor’s Corporation or the “Ba” major rating category by Moody’s Investor Services, Inc. or are

Under normal circumstances, the Fund invests in a diversified portfolio of debt and equity securities.

Debt securities will include high-yield, high-risk bonds, notes, debentures and other debt obligations commonly known as “junk bonds.” At the time of purchase these securities are rated within or below the “BB” major rating category by S&P or the “Ba” major rating category by

Thrivent High Yield Fund II (current)	Thrivent Diversified Income Plus Fund (proposed)

unrated but considered to be of comparable quality by the Fund’s investment adviser. Should the investment adviser determine that the Fund would benefit from reducing the percentage of its assets invested in junk bonds from 80% to a lesser amount, we will notify you at least 60 days prior to the change.

The investment adviser uses fundamental, quantitative, and technical investment research techniques to determine what securities to buy and sell. The investment adviser focuses on U.S. companies which it believes have or are expected to achieve adequate cash flows or access to capital markets for the payment of principal and interest obligations.

Moody’s or are unrated but considered to be of comparable quality by the investment adviser.

The Fund may invest in debt securities of any maturity, and such debt securities may also include investment-grade corporate bonds and government bonds.

As an additional principal strategy, the Fund may invest in equity securities in the real estate industry, including REITs.

The investment adviser uses fundamental, quantitative, and technical investment research techniques to determine what securities to buy and sell.

Other, Non-Principal Strategies. If the change in the Fund’s investment objective is approved, the Fund intends to pursue the following additional investment strategies, which are not deemed to be “principal” strategies. The allocations among the Fund’s investment classes (a diversified portfolio of dividend paying equity securities, real estate securities, high yield bonds, and investment grade bonds) will be based on a portfolio optimization process that will take into consideration the investment adviser’s analysis of risk, return and yield for each asset class. The investment adviser initially expects the Fund to be invested approximately 33% in dividend paying equity securities, 23% in real-estate securities, 41% in high yield bonds, and 4% in investment grade bonds.

Investments by the Fund in dividend paying equity securities will seek to achieve a relatively high level of dividend income along with moderate capital growth by investing in companies that have a history of or prospects for attractive dividend payments. This includes companies across a diversified mix of market sectors. The investment adviser uses fundamental, quantitative, and technical investment research techniques to determine what stocks to buy and sell.

Investments by the Fund in real estate securities will seek to achieve long-term growth of capital and high current income by investing in companies that are primarily engaged in the U.S. real estate industry. This includes companies such as REITs and other real estate-related investments. A real estate company generally derives at least 50% of its revenue from real estate ownership, leasing, management, development, financing or sale of residential, commercial or industrial real estate—or has at least 50% of its assets in real estate. The Fund may sell real estate securities, for a variety of reasons, such as to secure gains, limit losses, or reposition assets to more promising opportunities.

Investments by the Fund in high yield bonds known as “junk bonds,” as described in the Principal Strategies, above, generally will focus on U.S. companies which the investment adviser believes have or are expected to achieve adequate cash flows or access to capital markets for the payment of principal and interest obligations.

Investments by the Fund in investment grade bonds generally will seek a high level of current income, consistent with capital preservation, by investing primarily in a diversified portfolio of investment-grade bonds. This includes investment-grade corporate bonds, government bonds and mortgage-backed and asset-backed securities (asset-backed securities are securities backed by notes or receivables originated by banks, credit card companies, or other providers of credit.) Investment-grade debt securities are rated in at least the “Baa” major rating category by Moody’s or at least in the “BBB” major rating category by S&P or unrated but considered to be of comparable quality by the Fund’s investment adviser. The investment adviser uses fundamental, quantitative, and technical investment research techniques to determine what debt obligations to buy and sell. The investment adviser may purchase bonds of any maturity and intends to focus on U.S. companies which it believes are financially sound and have strong cash flow, asset values, and interest or dividend earnings.

Change in Principal Risks. In addition to the principal investment risks to which the Fund currently is subject, Thrivent Diversified Income Plus Fund also would be subject to the following, additional principal investment risk:

Real Estate Industry and Real Estate Investment Trust (REIT) Risk. Real estate industry risk is the risk that changes in real estate values or economic downturns can have a significant negative effect on issuers in the real estate industry. Such changes could include, but are not limited to, a decline in the value of real estate properties, extended vacancies of properties, increased competition, overbuilding and changes in zoning law and government regulations. Since the Fund invests in the real estate industry, the Fund’s performance will be affected by the performance of the real estate markets. REITs are subject to additional risks, including the fact that REITs are dependent on specialized management skills which may affect their ability to generate cash flow for operating purposes and to make distributions to shareholders. REITs may have limited diversification and are subject to the risks associated with obtaining financing for real property. As with any investment, there is a risk that REIT securities and other real estate industry investments may be overvalued at the time of purchase.

Other Risks. The other, non-principal strategies described above present various risks for shareholders of the Fund. The Fund’s anticipated investments in high yield bonds may present market risk, issuer risk, volatility risk, credit risk, interest rate risk, liquidity risk, high yield risk, and investment adviser risk. The Fund’s anticipated investments in investment grade bonds may present market risk, issuer risk, volatility risk, credit risk, interest rate risk, investment adviser risk, and mortgage-backed and asset-backed securities risk. The Fund’s anticipated investments in dividend paying common stocks may present market risk, issuer risk, volatility risk, and investment adviser risk. The Fund’s anticipated investments in real estate securities, including REITs, may present market risk, issuer risk, volatility risk, interest rate risk, real estate industry and REIT risk, and investment adviser risk.

Other than real estate industry and REIT risk and mortgage-backed and asset-backed securities risk, each of these risks associated with Thrivent Diversified Income Plus Funds’ non-principal investment strategies currently are identified in the prospectuses as principal risks of the Fund and will continue to be identified as principal risks of Thrivent Diversified Income Plus Fund. Real estate industry and REIT risk, described above, will be added as a principal risk of Thrivent Diversified Income Plus Fund. Mortgage-backed and asset-backed securities risk currently is identified in the prospectuses and in the statement of additional information as a non-principal risk of the Fund and will continue to be identified as a non-principal risk of Thrivent Diversified Income Plus Fund. Consequently, Thrivent Asset Mgt. and the board believe that, except for the addition of real estate industry and REIT risk, the Fund’s investment risks will not materially change if the change in the Fund’s investment objective is approved.

Portfolio Management. Paul J. Ocenasek, CFA, who has served as portfolio manager of the Fund since 2004, and who has been with Thrivent since 1987 and been a portfolio manager since 1997, will continue to serve as portfolio manager to Thrivent Diversified Income Plus Fund. In addition, Mr. Ocenasek will be joined by Mark L. Simenstad, CFA, Reginald L. Pfeifer, CFA, and James G. Dier. Mr. Simenstad is Vice President of Fixed Income

Mutual Funds and Separate Accounts and has been with Thrivent Financial for Lutherans since 1999. Mr. Pfeifer has served as portfolio manager of the Thrivent Real Estate Securities Fund since its inception in 2005. Mr. Pfeifer has been with Thrivent since 1990, and he has served as a portfolio manager since 2003, was the Head of Fixed Income from 1998 to 2002, and was the Head of Mortgages and Real Estate from 2002 to 2003. Mr. Dier has been with Thrivent since 1999. He has served as Director of Equity Quantitative Research since 2005 and previously was a Senior Quantitative Analyst from 2002 to 2005 and an Investment Systems Research and Development Specialist from 1999 to 2002.

Material Federal Income Tax Consequences. Generally, the change in the Fund’s investment objective in itself will not have any federal income tax consequences for the shareholders of the Fund. However, shareholders of the Fund that exchange their shares of the Fund for another fund of the Trust or that otherwise sell their shares in the Fund may recognize gain or loss on the sale or transfer for federal income tax purposes, depending upon the manner in which they hold their shares. Shareholders of the Fund are urged to consult their own tax advisers as to the consequences of selling or exchanging their shares, including the specific federal, state, local, and foreign tax consequences to them.

Vote Required

The board of trustees has determined that approval of the proposed change in the Fund’s investment objective will require the favorable vote of a majority of the outstanding shares of the Fund, as defined in the Act, which means the lesser of the vote of (a) 67% of the shares of the Fund present at a meeting where more than 50% of the outstanding shares of the fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund. Shares of the Fund currently are held in three classes (Class A, Class B and Institutional Class). For purposes of this vote, all shares of the Fund will vote together as one class. Abstentions have the same effect as votes cast against the proposal.

The board of trustees unanimously recommends that shareholders vote “FOR” this proposal. Unless otherwise instructed, the proxies will vote in favor of the proposal.

If shareholders do not approve the proposal to change the Fund’s investment objective, then the investment objective will stay the same, the other proposed changes described herein will not be made, and the Fund will continue to be operated in its current form. However, in the future, the board of trustees may continue to explore alternatives to remedy the inefficiencies created by the Fund’s relatively small size, including merger with another fund (such as Thrivent High Yield Fund) or fund dissolution.

ADDITIONAL INFORMATION ABOUT THE FUND

As of the record date, all directors and officers as a group owned less than 1% of the outstanding shares of the Fund. As of that date, the following persons were known by Thrivent Asset Mgt. to be the beneficial owners of 5% or more of any class of shares of the Fund:

Name and Address of Beneficial Owner	Class of Shares Owned	Number of Shares Owned	Percent of Class
Thrivent Financial for Lutherans (EDSOP Accounts) c/o Jeff Bergsbaken 4321 N. Ballard Road Appleton, WI 54919-0001	Institutional	201,347.33	46.09%

Kissinger Lutheran Church 715 Berkshire Blvd Wyomissing, PA 19610-1257	Institutional	131,543.09	30.11%

David A Binder Tr Carole A Binder Revocable Trust U/A DTD Oct 15 01 980 N Berry Rd St. Louis, MO 63122-2007	Institutional	30,219.99	6.92%

INVESTMENT ADVISER, ADMINISTRATOR, AND PRINCIPAL UNDERWRITER

Thrivent Asset Management, LLC, 625 Fourth Avenue South, Minneapolis, Minnesota 55415, is the investment adviser and administrator for the Fund. Thrivent Investment Management, Inc., 625 Fourth Avenue South, Minneapolis, Minnesota 55415 is the principal underwriter for the Fund.

NOTICE TO BANKS, BROKER-DEALERS AND

VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Thrivent Asset Management, LLC, 625 Fourth Avenue South, Minneapolis, Minnesota 55415, whether other persons are beneficial owners of Fund shares for which proxies are being solicited and, if so, the number of copies of this proxy statement you wish to receive in order to supply copies to the beneficial owners of the respective shares.

SHAREHOLDER PROPOSALS

The Trust and the Fund are not required to hold annual shareholder meetings. Consequently, the anticipated date of the next shareholder meeting cannot be provided. To be considered for inclusion in the proxy statement for any subsequent meeting of shareholders, a shareholder proposal must be submitted a reasonable time before the proxy statement for that meeting is mailed. Whether a proposal is included in the proxy statement will be determined in accordance with applicable federal and state laws. The timely submission of a proposal does not guarantee its inclusion.

/s/ JAMES M. ODLAND
James M. Odland
Secretary

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and internet voting saves postage costs – savings which can help minimize expenses.

It saves Time! Telephone and internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1.	Read your proxy statement and have it at hand.

2.	Follow the recorded directions or on-screen directions.

3.	Do not mail your Proxy Card when you vote by phone or internet.

FUND

Thrivent High Yield Fund II

Please detach at perforation before mailing

Proxy Card

THRIVENT HIGH YIELD FUND II

a series of

THRIVENT MUTUAL FUNDS

625 Fourth Avenue South

Minneapolis, Minnesota 55415

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2006

The undersigned hereby appoints Pamela J. Moret, James M. Odland, Russell W. Swansen, and Teresa J. Rasmussen, or any of them, true and lawful proxies, with power of substitution, to represent and vote all shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of Thrivent High Yield Fund II to be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota on June 23, 2006 at 10:30 a.m. Central Time, and any adjournments thereof, on the matters set forth and described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. Receipt of the Notice of Special Meeting of Shareholders and of the Proxy Statement is hereby acknowledged. The board of trustees recommends a vote “FOR” the proposal.

Discretionary authority is hereby conferred as to all other matters as may properly come before the special meeting.

VOTE VIA THE INTERNET: [INSERT URL] VOTE VIA THE TELEPHONE: 1-XXX-XXX-XXXX

999 9999 9999 999

Note: Please sign exactly as your name appears hereon. If shares are held jointly, either holder may sign. Corporate proxies should be signed by an authorized officer.

Signature

Signature of joint owner, if any

Date

This proxy card is solicited on behalf of the board of trustees of Thrivent Mutual Funds. You must mark the box “ABSTAIN” if you wish to abstain. Abstentions have the same effect as votes cast “AGAINST” the proposal. When this proxy card is properly executed, the shares represented hereby will be voted in accordance with the choices made on this form. If no choice is indicated on this form, the voting instruction will be deemed to be affirmative on these matters. The board of trustees recommends a vote “FOR” the proposal.

To vote, mark blocks below in blue or black ink as follows: Example:  ☒

1.	To approve the change in the investment objective of Thrivent High Yield Fund II

☐ FOR	☐ AGAINST	☐ ABSTAIN

Every shareholder’s vote is important! Please sign, date and return your proxy card today!

THRIVENT HIGH YIELD FUND II

a series of

THRIVENT MUTUAL FUNDS

625 Fourth Avenue South

Minneapolis, Minnesota 55415

IMPORTANT NOTICE REGARDING CHANGE IN INVESTMENT POLICY

Dear Shareholder:

Under normal circumstances, Thrivent High Yield Fund II (the “Fund”), a separate series of Thrivent Mutual Funds (the “Trust”), invests, as its name suggests, at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in high-yield, high-risk bonds, notes, debentures and other debt obligations or preferred stocks. These securities are commonly known as “junk bonds.” At the time of purchase, these securities are rated within or below the “BB” major rating category by Standard & Poor’s Corporation or the “Ba” major rating category by Moody’s Investor Services, Inc. or are unrated but considered to be of comparable quality by Thrivent Asset Management, LLC, the Fund’s investment adviser.

This policy of investing at least 80% of the Fund’s net assets in certain high-yield debt securities and preferred stocks may be changed by the Fund only with at least 60 days prior notice of the change to the Fund’s shareholders.

At a Special Meeting of Shareholders to be held on June 23, 2006, the Fund’s shareholders will vote on whether to approve a proposed change in the Fund’s investment objective. If shareholders approve the change in investment objective, the name of the Fund will change to “Thrivent Diversified Income Plus Fund,” and the Fund will no longer have a policy of investing at least 80% of the Fund’s net assets in certain high-yield debt securities and preferred stocks. Instead, under normal circumstances, the Fund will invest in a diversified portfolio of debt and equity securities. These changes are described in greater detail in the proxy statement dated May 1, 2006.

It is anticipated that these changes would take effect on or about June 30, 2006, if shareholders approve the change in the Fund’s investment objective. If shareholders do not approve the change in the Fund’s investment objective, then the Fund’s name will not change, and the policy of investing at least 80% of the Fund’s net assets in certain high-yield debt securities and preferred stocks will continue. If shareholders do not approve the change in the Fund’s investment objective at the special meeting, the Fund’s shareholders will be promptly informed.

If you have questions, please call Thrivent Mutual Funds at (800) 847-4836.

Sincerely,

/s/ PAMELA J. MORET
Pamela J. Moret
President